                                                                     EXHIBIT 11

                  FOXMEYER HEALTH CORPORATION AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                     (In thousands, except per share data)


------------------------------------------------------------------------------------------------------------------
                                                             For the three months ended   For the six months ended
                                                                    September 30,               September 30,
                                                             --------------------------   ------------------------
                                                                 1996          1995         1996          1995
------------------------------------------------------------------------------------------------------------------
PRIMARY
INCOME (LOSS) FROM CONTINUING OPERATIONS
   Income (loss) from continuing operations                   $   (4,759)   $    6,299   $  (36,962)   $   12,638
   Deduct dividends on preferred shares                            3,080         5,382        7,160        10,605
                                                              ----------    ----------   ----------    ----------

   Income (loss) from continuing operations applicable to
     stockholders                                             $   (7,839)   $      917   $  (44,122)   $    2,033
                                                              ==========    ==========   ==========    ==========

INCOME (LOSS) FROM DISCONTINUED OPERATIONS
   Income (loss) from discontinued operations                 $     (366)   $    1,207   $ (256,515)   $    1,069
                                                              ==========    ==========   ==========    ==========

SHARES
   Weighted average number of common shares outstanding           15,356        17,202       16,142        16,959
                                                              ==========    ==========   ==========    ==========

   Income (loss) from continuing operations                   $    (0.51)   $     0.05   $    (2.73)   $     0.12
   Income (loss) from discontinued operations                      (0.02)         0.07       (15.89)         0.06
                                                              ----------    ----------   ----------    ----------

   Net income (loss)                                          $    (0.53)   $     0.12   $   (18.62)   $     0.18
                                                              ==========    ==========   ==========    ==========
ASSUMING FULL DILUTION
INCOME (LOSS) FROM CONTINUING OPERATIONS
   Income (loss) from continuing operations                   $   (4,759)   $    6,299   $  (36,962)   $   12,638
   Dividends on non-convertible preferred shares                   2,235         4,337        5,389         8,515
   Dividends on convertible preferred shares (conversion of
     preferred shares would be anti-dilutive)                        845         1,045        1,771         2,090
                                                              ----------    ----------   ----------    ----------
   Income (loss) from continuing operations applicable
     to common stockholders                                   $   (7,839)   $      917   $  (44,122)   $    2,033
                                                              ==========    ==========   ==========    ==========
INCOME (LOSS) FROM DISCONTINUED OPERATIONS
   Income (loss) from discontinued operations                 $     (366)   $    1,207   $ (256,515)   $    1,069
                                                              ==========    ==========   ==========    ==========
SHARES
   Weighted average number of common shares outstanding           15,356        17,202       16,142        16,959
   Conversion of preferred stock (anti-dilutive)                    --            --           --            --
   Additional dilutive effect of outstanding options (as
      determined by the treasury stock method)                      --              38            1           268

                                                              ----------    ----------   ----------    ----------
   Weighted average number of common shares outstanding as
      adjusted                                                    15,356        17,240       16,143        17,227
                                                              ==========    ==========   ==========    ==========
   Income (loss) from continuing operations                   $    (0.51)   $     0.05   $    (2.73)   $     0.12
   Income (loss) from discontinued operations                      (0.02)         0.07       (15.89)         0.06
                                                              ----------    ----------   ----------    ----------
   Net income (loss)**                                        $    (0.53)   $     0.12   $   (18.62)   $     0.18
                                                              ==========    ==========   ==========    ==========


--------------------------------------------------------------------------------
** This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.